Exhibit 99.1

FOR IMMEDIATE RELEASE

February 24, 2015

Huron Consulting Group Announces

Fourth Quarter and Full Year 2014 Financial Results

Fourth Quarter 2014 Highlights:

•	Revenues for Q4 2014 were $193.1 million compared to $211.3 million in Q4 2013.

•	Operating income for Q4 2014 was $25.9 million compared to $36.9 million in Q4 2013.

•	Adjusted EBITDA(6), a non-GAAP measure, was $35.6 million in Q4 2014 compared to $44.6 million in Q4 2013.

•	Diluted earnings per share from continuing operations for Q4 2014 were $0.57 compared to $0.96 in Q4 2013.

•	Adjusted diluted earnings per share from continuing operations(6), a non-GAAP measure, was $0.74 in Q4 2014 compared to $1.05 in Q4 2013.

Full Year 2014 Highlights and 2015 Guidance:

•	Revenues for full year 2014 increased 12.6% to $811.3 million compared to $720.5 million for full year 2013.

•	Operating income for full year 2014 increased 2.6% to $123.0 million compared to $119.9 million for full year 2013.

•	Adjusted EBITDA(6) for full year 2014 rose 12.5% to $155.7 million compared to $138.4 million for full year 2013.

•	Diluted earnings per share from continuing operations for full year 2014 rose 18.2% to $3.45 compared to $2.92 for full year 2013.

•	Adjusted diluted earnings per share from continuing operations(6) rose 15.5% to $3.42 in 2014 compared to $2.96 in 2013.

•	The Company provides 2015 full year revenue guidance in a range of $880.0 million to $920.0 million.

CHICAGO – February 24, 2015 – Huron Consulting Group Inc. (NASDAQ: HURN), a leading provider of business consulting services, today announced its financial results for the fourth quarter and full year ended December 31, 2014.

“Our Healthcare, Education and Life Sciences, and Business Advisory segments finished with a strong fourth quarter, building upon the ongoing challenges in our clients’ markets. Huron Healthcare, our largest segment, continues to have a strong track record of winning assignments that involve large hospital systems and academic medical centers where the size and degree of complexity are a perfect fit for our competencies. Our Legal segment had a difficult fourth quarter, stemming largely from a more sudden than anticipated downturn in business resulting from the settlement of government investigations related to the credit crisis,” said James H. Roth, chief executive officer and president, Huron Consulting Group.

“We believe our strong finish to 2014 has put Huron in position to execute our growth and profitability strategies for 2015. The recent acquisition of Studer Group also enhances our healthcare strategy and adds a tremendously talented group of people to our already highly reputable healthcare practice,” added Roth.

Fourth Quarter 2014 Results

Revenues for the fourth quarter of 2014 were $193.1 million compared to $211.3 million for the fourth quarter of 2013. The Company’s fourth quarter 2014 operating income was $25.9 million compared to $36.9 million in the fourth quarter of 2013. Net income from continuing operations was $12.8 million, or $0.57 per diluted share, for the fourth quarter of 2014 compared to $22.1 million, or $0.96 per diluted share, for the same period last year.

Fourth quarter 2014 earnings before interest, taxes, depreciation and amortization (“EBITDA”)(6) was $33.5 million, compared to $43.9 million in the same quarter last year.

In evaluating the Company’s financial performance, management uses non-GAAP financial measures, which exclude the effect of the following items (in thousands):

	Three Months Ended December 31,
	2014	2013
Amortization of intangible assets	$2,836	$2,451
Restructuring charges	$2,042	$165
Litigation loss	$—	$575
Non-cash interest on convertible notes	$1,733	$—
Tax effect	$(2,644)	$(1,276)

Adjusted EBITDA(6) was $35.6 million, or 18.4% of revenues, in the fourth quarter of 2014 compared to $44.6 million, or 21.1% of revenues, in the fourth quarter of 2013. Adjusted net income from continuing operations(6) was $16.8 million, or $0.74 per diluted share, for the fourth quarter of 2014 compared to $24.0 million, or $1.05 per diluted share, for the fourth quarter of 2013.

The average number of full-time billable consultants(1) increased 11.3% to 1,857 in the fourth quarter of 2014 compared to 1,668 in the same quarter last year. Full-time billable consultant utilization rate(2) was 74.5% during the fourth quarter of 2014 compared with 75.0% during the same period last year. Average billing rate per hour for full-time billable consultants(3) was $252 for the fourth quarter of 2014 compared to $269 for the fourth quarter of 2013. The average number of full-time equivalent professionals(4) was 853 in the fourth quarter of 2014 compared to 1,312 in the comparable period in 2013. The significant decrease in the average number of full-time equivalent professionals was driven by the slowdown in our Huron Legal segment during the fourth quarter of 2014.

Full Year 2014 Results

Revenues increased 12.6% to $811.3 million for the full year 2014 compared to $720.5 million for the full year 2013. The Company’s operating income for the full year 2014 was $123.0 million compared to $119.9 million for the full year 2013. Net income from continuing operations increased 18.9% to $79.1 million, or $3.45 per diluted share, for the full year 2014 compared to $66.5 million, or $2.92 per diluted share, for the full year 2013.

EBITDA(6) increased 6.5% to $152.9 million for the full year 2014 compared to $143.5 million for the full year 2013.

In evaluating the Company’s financial performance, management uses non-GAAP financial measures, which exclude the effect of the following items (in thousands):

	Twelve Months Ended December 31,
	2014	2013
Amortization of intangible assets	$11,101	$6,798
Restructuring charges	$3,438	$761
Litigation and other (gains) losses	$(590)	$(5,875)
Non-cash interest on convertible notes	$2,139	$—
Tax effect	$(6,435)	$(674)
Net tax benefit related to “check-the-box” election	$(10,244)	$—

Adjusted EBITDA(6) was $155.7 million, or 19.2% of revenues, for the full year 2014 compared to $138.4 million, or 19.2% of revenues, for the full year 2013. Adjusted net income from continuing operations(6) was $78.5 million, or $3.42 per diluted share, for the full year 2014 compared to $67.5 million, or $2.96 per diluted share, for the full year 2013.

The average number of full-time billable consultants(1) increased 14.8% to 1,797 for the full year 2014 compared to 1,565 for the full year 2013. Full-time billable consultant utilization rate(2) was 74.6% for the full year 2014 compared with 75.9% for the full year 2013. Average billing rate per hour for full-time billable consultants(3) was $242 for the full year 2014 compared to $232 for the full year 2013. The average number of full-time equivalent professionals(4) was 1,163 for the full year 2014 compared to 1,161 for the full year 2013.

Operating Segments

Huron’s results reflect a portfolio of service offerings focused on helping clients address complex business challenges.

The Company’s year-to-date revenues by operating segment are as follows: Huron Healthcare (51%); Huron Legal (23%); Huron Education and Life Sciences (18%); and Huron Business Advisory, which includes EPM & Analytics, (8%). Financial results by segment are included in the attached schedules and in Huron’s forthcoming Form 10-K filing for the year ended December 31, 2014.

Acquisitions

On October 1, 2014, Huron completed its acquisition of Threshold Consulting, Inc., a provider of cloud-based Software as a Service (SaaS) applications, data warehousing and business intelligence (BI) solutions, as well as customer relationship management (CRM) consulting capabilities.

Effective January 1, 2015, Huron completed its acquisition of Sky Analytics, Inc., a Massachusetts-based provider of legal spend management software for corporate law departments.

On February 12, 2015, Huron completed its acquisition of Studer Group®, a premier professional services firm that assists healthcare providers achieve cultural transformation to deliver and sustain exceptional improvement in clinical outcomes and financial results.

Outlook for 2015(7)

Based on currently available information, the Company provided guidance for full year 2015, which includes Studer Group, of revenues before reimbursable expenses in a range of $880.0 million to $920.0 million. The Company also anticipates EBITDA(7) in a range of $169.0 million to $180.0 million, Adjusted EBITDA(7) in a range of $173.0 million to $184.0 million, GAAP diluted earnings per share in a range of $2.65 to $2.95, and non-GAAP adjusted diluted earnings per share(7) in a range of $3.70 to $4.00.

Management will provide a more detailed discussion of its outlook during the Company’s earnings conference call webcast.

Fourth Quarter and Full Year 2014 Webcast

The Company will host a webcast to discuss its financial results today, February 24, 2015, at 5:00 p.m. Eastern Time (4:00 p.m. Central Time). The conference call is being webcast by NASDAQ OMX and can be accessed at Huron Consulting Group’s website at http://ir.huronconsultinggroup.com. A replay will be available approximately two hours after the conclusion of the webcast and for 90 days thereafter.

Use of Non-GAAP Financial Measures(6)

In evaluating the Company’s financial performance and outlook, management uses EBITDA, Adjusted EBITDA, Adjusted EBITDA as a percentage of revenues, Adjusted net income from continuing operations and Adjusted diluted earnings per share from continuing operations, which are non-GAAP measures. Management believes that such measures, as supplements to operating income, net income from continuing operations and diluted earnings per share from continuing operations and other GAAP measures, are useful indicators for investors. These useful indicators can help readers gain a meaningful understanding of our core operating results and future prospects. Investors should recognize that these non-GAAP measures might not be comparable to similarly titled measures of other companies. These measures should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flows or liquidity prepared in accordance with accounting principles generally accepted in the United States.

About Huron Consulting Group

Huron Consulting Group helps clients in diverse industries improve performance, transform the enterprise, reduce costs, leverage technology, process and review large amounts of complex data, address regulatory changes, recover from distress and stimulate growth. Our professionals employ their expertise in finance, operations, strategy, analytics, and technology to provide our clients with specialized analyses and customized advice and solutions that are tailored to address each client’s particular challenges and opportunities to deliver sustainable and measurable results. The Company provides consulting services to a wide variety of both financially sound and distressed organizations, including healthcare organizations, leading academic institutions, Fortune 500 companies, governmental entities and law firms. Huron has worked with more than 450 health systems, hospitals, and academic medical centers; more than 400 corporate general counsel; and more than 400 universities and research institutions. Learn more at www.huronconsultinggroup.com.

Statements in this press release that are not historical in nature, including those concerning the Company’s current expectations about its future requirements and needs, are “forward-looking” statements as defined in Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by words such as “may,” “should,” “expects,” “provides,” “anticipates,” “assumes,” “can,” “will,” “meets,” “could,” “likely,”

“intends,” “might,” “predicts,” “seeks,” “would,” “believes,” “estimates,” “plans” or “continues.” These forward-looking statements reflect our current expectations about our future requirements and needs, results, levels of activity, performance, or achievements. Some of the factors that could cause actual results to differ materially from the forward-looking statements contained herein include, without limitation: failure to achieve expected utilization rates, billing rates and the number of revenue-generating professionals; inability to expand or adjust our service offerings in response to market demands; our dependence on renewal of client-based services; dependence on new business and retention of current clients and qualified personnel; failure to maintain third-party provider relationships and strategic alliances; inability to license technology to and from third parties; the impairment of goodwill; various factors related to income and other taxes; difficulties in successfully integrating the businesses we acquire and achieving expected benefits from such acquisitions; risks relating to privacy, information security, and related laws and standards; and a general downturn in market conditions. These forward-looking statements involve known and unknown risks, uncertainties and other factors, including, among others, those described under “Item 1A. Risk Factors” in our forthcoming Annual Report on Form 10-K for the year ended December 31, 2014, that may cause actual results, levels of activity, performance or achievements to be materially different from any anticipated results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. We disclaim any obligation to update or revise any forward-looking statements as a result of new information or future events, or for any other reason.

Media Contact:

Jennifer Frost Hennagir

312-880-3260

jfrost-hennagir@huronconsultinggroup.com

Investor Contact:

C. Mark Hussey

or

Ellen Wong

312-583-8722

investor@huronconsultinggroup.com

###

HURON CONSULTING GROUP INC.

CONSOLIDATED STATEMENTS OF EARNINGS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
Revenues and reimbursable expenses:
Revenues	$193,147	$211,344	$811,332	$720,522
Reimbursable expenses	18,952	16,266	77,875	67,267

Total revenues and reimbursable expenses	212,099	227,610	889,207	787,789
Direct costs and reimbursable expenses (exclusive of depreciation and amortization shown in operating expenses):
Direct costs	122,373	128,455	500,171	443,539
Amortization of intangible assets and software development costs	1,270	1,084	4,888	3,091
Reimbursable expenses	18,875	16,320	77,856	67,320

Total direct costs and reimbursable expenses	142,518	145,859	582,915	513,950

Operating expenses and other operating gains:
Selling, general and administrative expenses	35,286	38,231	155,434	138,538
Restructuring charges	2,042	165	3,438	761
Litigation and other (gains) losses	—	575	(590)	(5,875)
Depreciation and amortization	6,376	5,886	25,014	20,510

Total operating expenses and other operating gains	43,704	44,857	183,296	153,934

Operating income	25,877	36,894	122,996	119,905
Other income (expense), net:
Interest expense, net of interest income	(3,898)	(1,418)	(8,741)	(6,518)
Other income, net	62	287	353	252

Total other expense, net	(3,836)	(1,131)	(8,388)	(6,266)

Income from continuing operations before income tax expense	22,041	35,763	114,608	113,639
Income tax expense	9,248	13,644	35,557	47,176

Net income from continuing operations	12,793	22,119	79,051	66,463
Income (loss) from discontinued operations, net of tax	—	1	—	(30)

Net income	$12,793	$22,120	$79,051	$66,433

Net earnings per basic share:
Net income from continuing operations	$0.58	$0.99	$3.52	$2.98
Income (loss) from discontinued operations, net of tax	—	—	—	—

Net income	$0.58	$0.99	$3.52	$2.98

Net earnings per diluted share:
Net income from continuing operations	$0.57	$0.96	$3.45	$2.92
Income (loss) from discontinued operations, net of tax	—	—	—	—

Net income	$0.57	$0.96	$3.45	$2.92

Weighted average shares used in calculating earnings per share:
Basic	22,010	22,409	22,431	22,322
Diluted	22,548	22,973	22,925	22,777

HURON CONSULTING GROUP INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share amounts)

(Unaudited)

	December 31, 2014	December 31, 2013
Assets
Current assets:
Cash and cash equivalents	$256,872	$58,131
Receivables from clients, net	98,640	123,750
Unbilled services, net	91,392	55,125
Income tax receivable	8,125	270
Deferred income taxes, net	14,772	15,498
Prepaid expenses and other current assets	16,358	19,740

Total current assets	486,159	272,514
Property and equipment, net	44,677	38,742
Long-term investment	12,250	—
Other non-current assets	20,998	16,485
Intangible assets, net	24,684	21,222
Goodwill	567,146	536,637

Total assets	$1,155,914	$885,600

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$11,085	$8,185
Accrued expenses	17,089	19,180
Accrued payroll and related benefits	106,488	97,677
Current maturities of long-term debt	28,750	25,000
Accrued consideration for business acquisitions	226	5,177
Income tax payable	—	2,917
Deferred revenues	12,738	15,248

Total current liabilities	176,376	173,384
Non-current liabilities:
Deferred compensation and other liabilities	10,838	5,360
Long-term debt, net of current portion	327,852	143,750
Deferred lease incentives	13,359	12,355
Deferred income taxes, net	26,855	20,487

Total non-current liabilities	378,904	181,952

Commitments and Contingencies

Stockholders’ equity
Common stock; $0.01 par value; 500,000,000 shares authorized; 24,976,395 and 25,246,565 shares issued at December 31, 2014 and December 31, 2013, respectively	241	245
Treasury stock, at cost, 2,097,173 and 1,993,769 shares at December 31, 2014 and December 31, 2013, respectively	(94,074)	(88,091)
Additional paid-in capital	442,308	443,144
Retained earnings	254,814	175,763
Accumulated other comprehensive loss	(2,655)	(797)

Total stockholders’ equity	600,634	530,264

Total liabilities and stockholders’ equity	$1,155,914	$885,600

HURON CONSULTING GROUP INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Year Ended December 31,
	2014	2013
Cash flows from operating activities:
Net income	$79,051	$66,433
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	30,989	23,609
Share-based compensation	20,130	18,347
Amortization of debt discount and issuance costs	3,832	1,363
Allowances for doubtful accounts and unbilled services	5,918	4,411
Deferred income taxes	8,096	4,683
Changes in operating assets and liabilities, net of acquisitions:
(Increase) decrease in receivables from clients	30,072	(21,731)
(Increase) decrease in unbilled services	(38,211)	(11,932)
(Increase) decrease in current income tax receivable / payable, net	(10,773)	(5,027)
(Increase) decrease in other assets	2,324	(174)
Increase (decrease) in accounts payable and accrued liabilities	9,164	1,514
Increase (decrease) in accrued payroll and related benefits	8,835	34,724
Increase (decrease) in deferred revenues	(2,974)	(962)

Net cash provided by operating activities	146,453	115,258

Cash flows from investing activities:
Purchases of property and equipment	(25,913)	(20,225)
Investment in life insurance policies	(1,775)	(1,002)
Purchases of businesses	(53,971)	(30,297)
Purchase of convertible debt investment	(12,500)	—
Capitalization of internally developed software	—	(1,572)
Proceeds from note receivable	328	438

Net cash used in investing activities	(93,831)	(52,658)

Cash flows from financing activities:
Proceeds from exercise of stock options	857	198
Shares redeemed for employee tax withholdings	(3,653)	(1,449)
Tax benefit from share-based compensation	5,107	2,354
Share repurchases	(50,000)	—
Proceeds from borrowings under credit facility	129,000	96,000
Repayments on credit facility	(154,000)	(119,750)
Proceeds from convertible senior notes issuance	250,000	—
Proceeds from sale of warrants	23,625	—
Payments for convertible senior note hedges	(42,125)	—
Payments for debt issuance costs	(7,346)	(1,155)
Payments of capital lease obligations	(79)	(19)
Deferred payment for purchase of property and equipment	(471)	(471)
Deferred acquisition payments	(4,745)	(5,356)

Net cash provided by (used in) financing activities	146,170	(29,648)

Effect of exchange rate changes on cash	(51)	17

Net increase in cash and cash equivalents	198,741	32,969
Cash and cash equivalents at beginning of the period	58,131	25,162

Cash and cash equivalents at end of the period	$256,872	$58,131

HURON CONSULTING GROUP INC.

SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA

(Unaudited)

	Three Months Ended December 31,		Percent Increase (Decrease)
Segment and Consolidated Operating Results (in thousands):	2014	2013
Huron Healthcare:
Revenues	$109,476	$114,118	(4.1)%
Operating income	$41,593	$50,430	(17.5)%
Segment operating income as a percentage of segment revenues	38.0%	44.2%
Huron Legal:
Revenues	$29,229	$51,098	(42.8)%
Operating income	$6,937	$13,095	(47.0)%
Segment operating income as a percentage of segment revenues	23.7%	25.6%
Huron Education and Life Sciences:
Revenues	$38,116	$35,943	6.0%
Operating income	$8,592	$7,294	17.8%
Segment operating income as a percentage of segment revenues	22.5%	20.3%
Huron Business Advisory:
Revenues	$15,742	$9,601	64.0%
Operating income (loss)	$1,954	$(784)	N/M
Segment operating income (loss) as a percentage of segment revenues	12.4%	(8.2)%
All Other:
Revenues	$584	$584	0.0%
Operating loss	$(833)	$(555)	50.1%
Segment operating loss as a percentage of segment revenues	N/M	N/M
Total Company:
Revenues	$193,147	$211,344	(8.6)%
Reimbursable expenses	18,952	16,266	16.5%

Total revenues and reimbursable expenses	$212,099	$227,610	(6.8)%

Statement of Earnings reconciliation:
Segment operating income	$58,243	$69,480	(16.2)%
Items not allocated at the segment level:
Other operating expenses and gains	25,990	26,700	(2.7)%
Depreciation and amortization expense	6,376	5,886	8.3%

Total operating income	25,877	36,894	(29.9)%
Other expense, net	3,836	1,131	239.2%

Income from continuing operations before income tax expense	$22,041	$35,763	(38.4)%

Other Operating Data (excluding All Other):
Number of full-time billable consultants (at period end) (1):
Huron Healthcare	1,099	966	13.8%
Huron Legal	119	141	(15.6)%
Huron Education and Life Sciences	418	413	1.2%
Huron Business Advisory	205	155	32.3%

Total	1,841	1,675	9.9%
Average number of full-time billable consultants (for the period) (1):
Huron Healthcare	1,109	954
Huron Legal	124	142
Huron Education and Life Sciences	417	417
Huron Business Advisory	207	155

Total	1,857	1,668

HURON CONSULTING GROUP INC.

SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA (CONTINUED)

(Unaudited)

	Three Months Ended December 31,
Other Operating Data (excluding All Other):	2014	2013
Full-time billable consultant utilization rate (2):
Huron Healthcare	78.6%	81.5%
Huron Legal	57.3%	69.6%
Huron Education and Life Sciences	74.2%	66.0%
Huron Business Advisory	63.5%	63.3%
Total	74.5%	75.0%
Full-time billable consultant average billing rate per hour (3):
Huron Healthcare	$262	$297
Huron Legal (5)	$242	$245
Huron Education and Life Sciences	$227	$222
Huron Business Advisory	$248	$204
Total (5)	$252	$269
Revenue per full-time billable consultant (in thousands):
Huron Healthcare	$92	$114
Huron Legal (5)	$61	$74
Huron Education and Life Sciences	$76	$68
Huron Business Advisory	$71	$60
Total (5)	$84	$94
Average number of full-time equivalents (for the period) (4):
Huron Healthcare	68	51
Huron Legal	728	1,216
Huron Education and Life Sciences	46	43
Huron Business Advisory	11	2

Total	853	1,312
Revenue per full-time equivalent (in thousands):
Huron Healthcare	$105	$107
Huron Legal (5)	$30	$33
Huron Education and Life Sciences	$144	$180
Huron Business Advisory	$96	$100
Total (5)	$43	$41

HURON CONSULTING GROUP INC.

SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA

(Unaudited)

	Twelve Months Ended December 31,		Percent Increase (Decrease)
Segment and Consolidated Operating Results (in thousands):	2014	2013
Huron Healthcare:
Revenues	$415,803	$358,766	15.9%
Operating income	$159,015	$141,870	12.1%
Segment operating income as a percentage of segment revenues	38.2%	39.5%
Huron Legal:
Revenues	$183,646	$182,394	0.7%
Operating income	$46,164	$41,964	10.0%
Segment operating income as a percentage of segment revenues	25.1%	23.0%
Huron Education and Life Sciences:
Revenues	$145,962	$143,609	1.6%
Operating income	$36,131	$35,966	0.5%
Segment operating income as a percentage of segment revenues	24.8%	25.0%
Huron Business Advisory:
Revenues	$62,840	$34,669	81.3%
Operating income	$14,035	$7,211	94.6%
Segment operating income as a percentage of segment revenues	22.3%	20.8%
All Other:
Revenues	$3,081	$1,084	184.2%
Operating loss	$(2,466)	$(1,256)	96.3%
Segment operating loss as a percentage of segment revenues	N/M	N/M
Total Company:
Revenues	$811,332	$720,522	12.6%
Reimbursable expenses	77,875	67,267	15.8%

Total revenues and reimbursable expenses	$889,207	$787,789	12.9%

Statement of Earnings reconciliation:
Segment operating income	$252,879	$225,755	12.0%
Items not allocated at the segment level:
Other operating expenses and gains	104,869	85,340	22.9%
Depreciation and amortization expense	25,014	20,510	22.0%

Total operating income	122,996	119,905	2.6%
Other expense, net	8,388	6,266	33.9%

Income from continuing operations before income tax expense	$114,608	$113,639	0.9%

Other Operating Data (excluding All Other):

Number of full-time billable consultants (at period end) (1):
Huron Healthcare	1,099	966	13.8%
Huron Legal	119	141	(15.6)%
Huron Education and Life Sciences	418	413	1.2%
Huron Business Advisory	205	155	32.3%

Total	1,841	1,675	9.9%
Average number of full-time billable consultants (for the period) (1):
Huron Healthcare	1,070	907
Huron Legal	130	146
Huron Education and Life Sciences	417	427
Huron Business Advisory	180	85

Total	1,797	1,565

HURON CONSULTING GROUP INC.

SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA (CONTINUED)

(Unaudited)

	Twelve Months Ended December 31,
Other Operating Data (excluding All Other):	2014	2013
Full-time billable consultant utilization rate (2):
Huron Healthcare	78.3%	83.0%
Huron Legal	63.5%	60.8%
Huron Education and Life Sciences	71.3%	66.6%
Huron Business Advisory	68.0%	72.7%
Total	74.6%	75.9%
Full-time billable consultant average billing rate per hour (3):
Huron Healthcare	$248	$233
Huron Legal (5)	$242	$231
Huron Education and Life Sciences	$219	$216
Huron Business Advisory	$255	$285
Total (5)	$242	$232
Revenue per full-time billable consultant (in thousands):
Huron Healthcare	$363	$369
Huron Legal (5)	$280	$254
Huron Education and Life Sciences	$292	$272
Huron Business Advisory	$330	$392
Total (5)	$337	$333
Average number of full-time equivalents (for the period) (4):
Huron Healthcare	60	53
Huron Legal	1,051	1,062
Huron Education and Life Sciences	43	44
Huron Business Advisory	9	2

Total	1,163	1,161
Revenue per full-time equivalent (in thousands):
Huron Healthcare	$461	$449
Huron Legal (5)	$140	$137
Huron Education and Life Sciences	$558	$620
Huron Business Advisory	$390	$530
Total (5)	$174	$170

(1)	Consists of our full-time professionals who provide consulting services and generate revenues based on the number of hours worked.
(2)	Utilization rate for our full-time billable consultants is calculated by dividing the number of hours all of our full-time billable consultants worked on client assignments during a period by the total available working hours for all of these consultants during the same period, assuming a forty-hour work week, less paid holidays and vacation days.
(3)	Average billing rate per hour for our full-time billable consultants is calculated by dividing revenues for a period by the number of hours worked on client assignments during the same period.
(4)	Consists of consultants who work variable schedules as needed by our clients, as well as contract reviewers and other professionals who generate revenues primarily based on number of hours worked and units produced, such as pages reviewed and data processed. Also includes full-time employees who provide software support and maintenance services to our clients.
(5)	During the second quarter of 2014, we revised the methodology we use to allocate revenue between our billable consultants and our full-time equivalents in our Huron Legal segment to better reflect the nature of the work being provided. Operating data for the three and twelve months ended December 31, 2014 and 2013, as presented above, reflects this change.

N/M – Not meaningful

HURON CONSULTING GROUP INC.

RECONCILIATION OF NET INCOME FROM CONTINUING OPERATIONS TO

ADJUSTED EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (6)

(In thousands)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
Revenues	$193,147	$211,344	$811,332	$720,522

Net income from continuing operations	$12,793	$22,119	$79,051	$66,463
Add back:
Income tax expense	9,248	13,644	35,557	47,176
Interest and other expenses	3,836	1,131	8,388	6,266
Depreciation and amortization	7,646	6,970	29,902	23,601

Earnings before interest, taxes, depreciation and amortization (EBITDA) (6)	33,523	43,864	152,898	143,506
Add back:
Restructuring charges	2,042	165	3,438	761
Litigation and other (gains) losses	—	575	(590)	(5,875)

Adjusted EBITDA (6)	$35,565	$44,604	$155,746	$138,392

Adjusted EBITDA as a percentage of revenues (6)	18.4%	21.1%	19.2%	19.2%

HURON CONSULTING GROUP INC.

RECONCILIATION OF NET INCOME FROM CONTINUING OPERATIONS

TO ADJUSTED NET INCOME FROM CONTINUING OPERATIONS (6)

(In thousands)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
Net income from continuing operations	$12,793	$22,119	$79,051	$66,463

Weighted average shares - diluted	22,548	22,973	22,925	22,777
Diluted earnings per share from continuing operations	$0.57	$0.96	$3.45	$2.92

Add back:
Amortization of intangible assets	2,836	2,451	11,101	6,798
Restructuring charges	2,042	165	3,438	761
Litigation and other (gains) losses	—	575	(590)	(5,875)
Non-cash interest on convertible notes	1,733	—	2,139	—
Tax effect	(2,644)	(1,276)	(6,435)	(674)
Net tax benefit related to “check-the-box” election	—	—	(10,244)	—

Total adjustments, net of tax	3,967	1,915	(591)	1,010

Adjusted net income from continuing operations (6)	$16,760	$24,034	$78,460	$67,473

Adjusted diluted earnings per share from continuing operations (6)	$0.74	$1.05	$3.42	$2.96

(6)	In evaluating the Company’s financial performance, management uses earnings before interest, taxes, depreciation and amortization (“EBITDA”), Adjusted EBITDA, Adjusted EBITDA as a percentage of revenues, Adjusted net income from continuing operations, and Adjusted diluted earnings per share from continuing operations, which are non-GAAP measures. Our management uses these non-GAAP financial measures to gain an understanding of our comparative operating performance (when comparing such results with previous periods or forecasts). These non-GAAP financial measures are used by management in their financial and operating decision making because management believes they reflect our ongoing business in a manner that allows for meaningful period-to-period comparisons. Management also uses these non-GAAP financial measures when publicly providing our business outlook, for internal management purposes, and as a basis for evaluating potential acquisitions and dispositions. We believe that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating Huron’s current operating performance and future prospects in the same manner as management does, if they so choose, and in comparing in a consistent manner Huron’s current financial results with Huron’s past financial results. Investors should recognize that these non-GAAP measures might not be comparable to similarly titled measures of other companies. These measures should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flows or liquidity prepared in accordance with accounting principles generally accepted in the United States.

HURON CONSULTING GROUP INC.

RECONCILIATION OF NON-GAAP MEASURES FOR FULL YEAR 2015 OUTLOOK

RECONCILIATION OF NET INCOME FROM CONTINUING OPERATIONS TO

ADJUSTED EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (7)

(In millions)

(Unaudited)

	Year Ending December 31, 2015
	Guidance Range
	Low	High
Projected revenues – GAAP	$880.0	$920.0

Projected net income from continuing operations – GAAP	$61.0	$67.5
Add back:
Income tax expense	40.5	45.0
Interest and other expenses	19.0	19.0
Depreciation and amortization	48.5	48.5

Projected earnings before interest, taxes, depreciation and amortization (EBITDA) (7)	169.0	180.0
Add back:
Restructuring charges	4.0	4.0

Projected adjusted EBITDA (7)	$173.0	$184.0

Projected adjusted EBITDA as a percentage of projected revenues (7)	19.7%	20.0%

RECONCILIATION OF NET INCOME FROM CONTINUING OPERATIONS

TO ADJUSTED NET INCOME FROM CONTINUING OPERATIONS (7)

(In millions)

(Unaudited)

	Year Ending December 31, 2015
	Guidance Range
	Low	High
Projected net income from continuing operations – GAAP	$61.0	$67.5

Projected diluted earnings per share from continuing operations – GAAP	$2.65	$2.95

Add back:
Amortization of intangible assets	28.0	28.0
Restructuring charges	4.0	4.0
Non-cash interest on convertible notes	7.0	7.0
Tax effect	(15.5)	(15.5)

Total adjustments, net of tax	23.5	23.5
Projected adjusted net income from continuing operations (7)	$84.5	$91.0

Projected adjusted diluted earnings per share from continuing operations (7)	$3.70	$4.00

(7)	In evaluating the Company’s outlook, management uses Projected EBITDA, Projected adjusted EBITDA, Projected adjusted EBITDA as a percentage of revenues, Projected adjusted net income from continuing operations, and Projected adjusted diluted earnings per share from continuing operations, which are non-GAAP measures. Management believes that the use of such measures, as supplements to Projected net income from continuing operations and Projected diluted earnings per share from continuing operations and other GAAP measures, are useful indicators for investors. These useful indicators can help readers gain a meaningful understanding of the Company’s core operating results and future prospects without the effect of non-cash or other one-time items. Investors should recognize that these non-GAAP measures might not be comparable to similarly titled measures of other companies. These measures should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flows or liquidity prepared in accordance with accounting principles generally accepted in the United States.